 EXHIBIT 32.2

Certification by the Chief Financial Officer
of Boardwalk Pipelines, LP
pursuant to 18 U.S.C. Section 1350
(as adopted by Section 906 of the
Sarbanes-Oxley Act of 2002)

Pursuant to 18 U.S.C. Section 1350, the undersigned chief financial officer and director of Boardwalk Pipelines, LP (the "Partnership") hereby certifies, to such officer's knowledge, that the Partnership's annual report on Form 10-K for the year ended December 31, 2005 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and the information contained in the Report fairly presents, in all material respects, the Consolidated Balance Sheet and statement of income of the Partnership.

March 16, 2006

/s/ Jamie L. Buskill
Jamie L. Buskill
Chief Financial Officer
Boardwalk Pipelines, LP